                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant                            [X]
Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 RiboGene, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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[X]  No fee required.
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[ ]  Fee paid previously with preliminary materials.

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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                      LOGO

                                 April 16, 1999

To Our Stockholders:

     You are cordially invited to attend the annual meeting of Stockholders of RiboGene, Inc. to be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022 on Monday, May 17, 1999 at 9:30 a.m. local time.

     The matter expected to be acted upon at the meeting is described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.

     It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

     We look forward to seeing you at the meeting.

                                          Sincerely,
                                          LOGO
                                          Charles J. Casamento
                                          Chairman, President and
                                          Chief Executive Officer

                                      LOGO

                              26118 RESEARCH ROAD
                           HAYWARD, CALIFORNIA 94545

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999

TO THE STOCKHOLDERS OF RIBOGENE, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of RiboGene, Inc., a Delaware corporation (the "Company" or "RiboGene"), will be held on May 17, 1999 at 9:30 a.m. local time at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022, to consider and vote upon the following proposals:

     1. To elect directors to serve for the ensuing year and until their successors are elected.

     2. To approve the amendment of RiboGene's 1997 Equity Incentive Plan (the "Equity Incentive Plan") to increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 800,000 shares to 1,500,000 shares.

     3. To ratify the Board of Director's selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the RiboGene annual meeting or any adjournment or postponement thereof.

     The proposed amendment and other related matters are more fully described in the Proxy Statement accompanying this notice.

     Stockholders of record at the close of business on March 31, 1999, are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Company's annual meeting in person. Whether or not you expect to attend, WE URGE YOU TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors
                                          LOGO
                                          Alan C. Mendelson
                                          Secretary

Hayward, California
April 16, 1999

                             [RIBOGENE, INC. LOGO]
                              26118 RESEARCH ROAD
                           HAYWARD, CALIFORNIA 94545

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 17, 1999

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of RiboGene, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 17, 1999, at 9:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York 10022. The Company intends to mail this proxy statement and accompanying proxy card on or about April 16, 1999, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company or, at the Company's request, D.F. King & Co., Inc. No additional compensation will be paid to directors, officers or other regular employees for such services, but D.F. King & Co., Inc. will be paid its customary fee, estimated to be about $4,000.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on March 31, 1999 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 1999, the Company had outstanding and entitled to vote 5,783,956 shares of Common Stock.

     Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 26118 Research Road, Hayward, California 94545, a written notice of revocation or a duly executed

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

proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2000 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 18, 1999. The deadline for submitting a stockholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is not later than the close of business on the sixtieth
(60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting.

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

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     There are five nominees for the five Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, all directors having been elected by the Board.

     Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

               NAME                 AGE        POSITION HELD WITH THE COMPANY
               ----                 ---        ------------------------------
Mr. Charles J. Casamento..........  53     President, Chief Executive Officer and
                                           Chairman of the Board
Mr. Digby W. Barrios..............  61     Director
Mr. Frank J. Sasinowski...........  46     Director
Mr. Jon S. Saxe...................  62     Director
Roger G. Stoll, Ph.D..............  56     Director

     Mr. Casamento joined the Company as President, Chief Executive Officer and Chairman of the Board in June 1993. Prior to joining the Company, he was co-founder, President and Chief Executive Officer of Interneuron Pharmaceuticals, Inc., a biopharmaceutical company, from March 1989 until May 1993. Mr. Casamento has also held management positions at Genzyme Corporation, American Hospital Supply, Johnson & Johnson, Hoffmann LaRoche Inc. and Sandoz Inc. Mr. Casamento is also a director of CORTEX Pharmaceuticals, a biopharmaceutical company and two not-for-profit organizations. Mr. Casamento holds a bachelor's degree in Pharmacy from Fordham University and an M.B.A. degree from Iona College.

     Mr. Barrios joined the Company's Board of Directors in August 1996. He is currently a consultant to the pharmaceutical and biotechnology industries. From 1982 to 1992, Mr. Barrios served in various positions with Boehringer Ingelheim Corporation, a pharmaceutical manufacturer, most recently as the President and Chief Executive Officer. Mr. Barrios also serves as a director of Allelix Biopharmaceuticals, a biopharmaceutical company; Cypros, Inc., a biopharmaceutical company; Drug Royalty Corporation, a technology investment company; Roberts Pharmaceutical Corporation, a pharmaceutical company; Sepracor, Inc., a pharmaceutical company; Sheffield Pharmaceuticals, a pharmaceutical company; and several private organizations. Mr. Barrios holds a B.S. in Chemistry and Biology from Loyola University.

     Mr. Sasinowski joined the Company's Board of Directors in March 1998. Since 1987, he has been a partner with Hyman, Phelps & McNamara, P.C., a food and drug law firm. From December 1983 to June 1987, Mr. Sasinowski served in various positions with the United States Food and Drug Administration. Mr. Sasinowski holds a Masters of Science in nutritional sciences and a Masters of Public Health from the University of California at Berkeley. He also earned a Bachelor of Science in biological sciences and genetics from Cornell University and a Juris Doctorate from the Georgetown University Law Center.

     Mr. Saxe joined the Company's Board of Directors in April 1994. He has been a director since 1989 and since January 1995 President of Protein Design Labs, Inc., a biotechnology company. From May 1993 to May 1995, he served as President of Saxe Associates, a biotechnology consulting firm. Mr. Saxe also serves as a director of ID Biomedical Corporation, a diagnostics and vaccine development company, and Incyte Pharmaceuticals, Inc., a genomics company. Mr. Saxe holds a B.S. degree in Chemical Engineering from Carnegie-Mellon university, a Juris Doctorate from George Washington University School of Law and an L.L.M. from New York University School of Law.

     Dr. Stoll joined the Company's Board of Directors in June 1998. He has been Executive Vice-President of Fresenius Medical Care North America, since the end of 1998. Prior to that, he was President and Chief Executive Officer of Ohmeda, Inc., a medical goods and services company, from 1991 to 1998. From May 1986 to October 1991, Dr. Stoll was a senior executive within Bayer, AG, where he served as Executive Vice-President and General Manager of its worldwide Diagnostic Business Group. Dr. Stoll currently serves on the board of directors of St. Jude Medical, Inc., a cardiovascular medical devices company, and Collaborative Clinical Research, Inc, a clinical research company. Dr. Stoll holds a B.S. degree in Pharmacy from Ferris State University and a Ph.D. in Biopharmaceutics from the University of Connecticut, and did post-doctoral studies at the University of Michigan.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors, which held 9 meetings during the year ended December 31, 1998, has an Audit Committee and a Compensation Committee.

     The Audit Committee recommends engagement of the Company's independent auditors and approves services performed by such auditors, including the review and evaluation of the Company's accounting system and its system of internal controls in connection with the Company's annual audit. During the year ended December 31, 1998, the Audit Committee met one time. Messrs. Barrios and Saxe serve as members of the Audit Committee.

     The Compensation Committee sets guidelines for the administration of all salaries within the Company, approves recommendations for officers' salaries, administers incentive compensation and awards stock options to employees and consultants under the Company's Equity Incentive Plans and otherwise determines compensation levels. During the year ended December 31, 1998, the Compensation Committee met two times. Messrs. Sasinowski and Saxe and Dr. Stoll serve as members of the Compensation Committee and Dr. Stoll serves as Chairman of the Compensation Committee.

     During the year ended December 31, 1998, all of the directors attended at least 90% of the total number of meetings of the Board of Directors and committees on which they served.

                                   PROPOSAL 2

            APPROVAL OF AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN

     Stockholders are being asked to approve an amendment to the Company's 1997 Equity Incentive Plan (the "Equity Incentive Plan") to increase the number of shares of common stock reserved for issuance thereunder from 800,000 shares to 1,500,000 (an increase of 700,000 shares). The Board of Directors of the Company (the "Board") approved the proposed amendment described above on January 26, 1999, to be effective upon approval by the Company's stockholders. Approval of the amendment of the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the RiboGene annual meeting.

     The Board believes that the availability of additional option shares is an important element in the overall success of the Company. The Board believes that the Company's ability to recruit and retain personnel with strong pharmaceutical, biotechnology and healthcare expertise is critical to the Company's success. Given the intense competition for such personnel, the Board believes that its ability to offer competitive compensation

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

packages, including those with equity-based incentive components, is particularly important in order to attract and retain qualified candidates.

     The Board also believes that the availability of additional option shares is an important element in the successful integration of acquired businesses. Part of the Company's strategy includes acquiring complementary businesses, technology and service offerings. In order to successfully integrate such businesses, technology and service offerings, the Company may be required to offer equity incentives under the Equity Incentive Plan to new employees and officers. In addition, the Board believes that equity based incentives are favorable because they align the interests of the Company's management and employees with those of the Company's stockholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

     Unless otherwise indicated, the following summary of the principal provisions of the Plan assumes the approval of this Proposal 2.

          SUMMARY OF THE PROVISIONS OF THE 1997 EQUITY INCENTIVE PLAN

GENERAL

     The 1997 Equity Incentive Plan (the "Equity Incentive Plan") was adopted by the Board on October 18, 1997, and was approved by the Company's stockholders in April 1998. The Company adopted the Equity Incentive Plan in order to provide qualified employees, directors and consultants with an opportunity to share in the Company's growth and to purchase the Company's common stock. The Equity Incentive Plan also assists the Company in obtaining qualified employees, directors and consultants and in building a satisfying long-term relationship with existing employees, directors and consultants through recognition of their contributions to the Company.

     The Equity Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, restricted stock purchase awards and stock bonuses under the Internal Revenue Code of 1986, as amended (the "Code"), to employees (including officers and employee-directors) and nonstatutory stock options, restricted stock purchase awards and stock bonuses to employees (including officers and employee-directors), directors and consultants of the Company (options, nonstatutory options, stock bonuses and rights to purchase restricted stock are hereinafter referred to collectively as "Stock Awards"). The Equity Incentive Plan is administered by the Compensation Committee (the "Committee") of the Board which determines recipients and types of awards to be granted, including the exercise price number of shares subject to the award and the exercisability thereof.

     The Committee believes that all employees, directors and consultants should be compensated based on their contribution to the Company and to building sustainable long-term value for the Company's stockholders. In determining specific compensation programs, the Committee considers individual and group performance, including successful achievement of business, management and research objectives, and maintenance of strong relationships with the Company's collaborators. The Committee strives to design compensation programs that will tie individual rewards to the Company's success and align interests between officers and stockholders of the Company. The Committee also strives to design compensation programs that help retain its officers and encourage personal and professional development and growth.

STOCK SUBJECT TO THE EQUITY INCENTIVE PLAN

     Prior to the proposed amendment of the Equity Incentive Plan, there were 800,000 shares of common stock authorized for issuance under the Equity Incentive Plan. The amendment to the Equity Incentive Plan proposed hereby would increase the number of shares authorized under the Equity Incentive Plan to 1,500,000 shares. As of February 28, 1999, 110,000 shares of restricted stock have been issued out of the

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

Equity Incentive Plan, no shares of common stock had been issued upon the exercise of options granted under the Equity Incentive Plan, options to purchase 687,930 shares of common stock (not including 129,000 shares that were granted subject to stockholder approval) at a weighted average exercise price of $4.2094 were outstanding, and 2,070 shares remained available for future grant. If Stock Awards granted under the Equity Incentive Plan expire or otherwise terminate without being exercised, the shares not purchased or accepted pursuant to such Stock Awards revert to and again become available for issuance under the Equity Incentive Plan.

ADMINISTRATION

     As authorized by the Equity Incentive Plan, the Board has delegated administration of the Equity Incentive Plan to the Committee, which determines to whom and on what dates the options will be granted, the types of Stock Awards to be granted, and the terms of such Stock Awards including the exercise price, number of shares subject to the Stock Awards and the exercisability thereof. The Committee currently consists of Messrs. Sasinowski and Saxe and Dr. Stoll, all of whom are "non-employee directors" as that term is defined under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and "outside directors" as that term is defined pursuant to Section 162(m) of the Code. The decision to grant a Stock Award is made according to position guidelines established by the Committee. The Committee also has the authority to construe and interpret any of the provisions of the Equity Incentive Plan or any Stock Awards granted thereunder. As used herein with respect to the Equity Incentive Plan, the "Board" refers to the Committee and to the Board itself.

ELIGIBILITY

     Incentive stock options may be granted under the Equity Incentive Plan only to employees (including directors if they are also employees) of the Company and its affiliates. Employees, directors and consultants are eligible to receive Stock Awards under the Equity Incentive Plan other than incentive stock options.

     No incentive stock option may be granted under the Equity Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company (a "Ten Percent Stockholder"), unless the option price is at least 110% of the fair market value on the date of grant of the stock subject to the option, and the term of the option does not exceed five years from the date of grant.

TERMS OF STOCK AWARDS

     The following is a description of the permissible terms of Stock Awards under the Equity Incentive Plan. Individual Stock Award grants may be more restrictive as to any or all of the permissible terms described below.

     EXERCISE PRICE OF OPTIONS; PAYMENT. The exercise price of incentive stock options under the Equity Incentive Plan may not be less than the fair market value of the common stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of each nonstatutory stock option under the Equity Incentive Plan may not be less than 85% of such fair market value.

     The exercise price of options granted under the Equity Incentive Plan must be paid either: (i) in cash at the time the option is exercised; or (ii) at the discretion of the Board, (A) by delivery of other common stock of the Company,
(B) pursuant to a deferred payment or other arrangement or (C) in any other form of legal consideration acceptable to the Board.

     In the event of a decline in the value of the Company's common stock, the Board has the authority to offer optionees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Code Section 162(m), an option repriced under the Equity Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to have been canceled and the new option deemed to have been granted will be counted against the eight hundred

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

thousand (800,000) or one million five hundred thousand (1,500,000) (upon approval by stockholders) share limitation under the Equity Incentive Plan. The Board also has the authority to include as part of an option agreement a provision entitling the optionee to a further option in the event that the optionee exercises his or her option by surrendering other shares of Common Stock as payment of the exercise price.

     OPTION EXERCISE. Stock options granted under the Equity Incentive Plan generally may be exercised at any time, but are subject to a repurchase right in favor of the Company which lapses in accordance with a vesting schedule under which generally 1/8 of the underlying shares vest six months following the date of grant, and the remaining shares vest in equal successive monthly installments over each of the next forty-two (42) months until fully vested or terminated as provided in the Equity Incentive Plan or related agreements. Shares covered by options granted in the future under the Equity Incentive Plan may be subject to different vesting terms (which may be based on performance or other criteria).

     TERM OF OPTIONS. The maximum term of options to be granted under the Equity Incentive Plan is ten years, except that in certain cases (see "Eligibility") the maximum term is five years. Options granted under the Equity Incentive Plan generally are non-transferable. An option generally terminates 3 months after the termination of all services (as an employee, director or consultant) of the optionee to the Company or an affiliate of the Company, unless (a) termination is due to such person's disability, in which case the option generally may be exercised at any time within 12 months of such termination; (b) the termination of employment is due to such person's death, in which case the option generally may be exercised at any time within 18 months of such termination; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the director or consulting relationship.

     STOCK AWARDS OTHER THAN OPTIONS. Any stock bonuses or restricted stock purchase awards granted under the Equity Incentive Plan may be in such form and may contain such terms and conditions as the Board shall deem appropriate. The purchase price under any restricted stock purchase agreement may not be less than eighty-five percent (85%) of the fair market value of the Company's common stock on the date of grant. The purchase price of stock pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase;
(ii) at the discretion of the Board, according to a deferred payment or other arrangement with the person to whom the common stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Eligible participants may be awarded stock pursuant to a stock bonus agreement in consideration of past services actually rendered to the Company or for its benefit.

     Shares of common stock sold or awarded under the Equity Incentive Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule determined by the Board. In the event a person ceases to be an employee of or ceases to serve as a director of or consultant to the Company or an affiliate of the Company, the Company may repurchase or otherwise reacquire any or all of the shares of the common stock held by that person that have not vested as of the date of termination of such services under the terms of the applicable stock bonus or restricted stock purchase agreement between the Company and such person.

ADJUSTMENT PROVISIONS

     If there is any change in the stock subject to the Equity Incentive Plan or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Equity Incentive Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to the Equity Incentive Plan and the class and the maximum number of shares and price per share of stock subject to outstanding Stock Awards.

     Certain adjustments in Stock Awards outstanding under the Equity Incentive Plan may be made upon a Change in Control of the Company. The Equity Incentive Plan defines "Change in Control" as (i) a dissolution, liquidation, or sale of all or substantially all of the Company's assets; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the
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

surviving corporation but the shares of common stock outstanding immediately before the merger are converted by virtue of the merger into other property; or
(iv) the acquisition by any person, entity or group within the meaning of
Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit Equity Incentive Plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

     Upon a Change in Control of the Company the surviving or acquiring corporation may assume Stock Awards outstanding under the Equity Incentive Plan or substitute similar stock awards for those outstanding under the Equity Incentive Plan. If the surviving or acquiring corporation assumes such Stock Awards or substitutes similar stock awards, and the service of the holder of such awards is involuntarily terminated (including voluntary termination in some circumstances, but not including termination for cause or due to death or disability) within 13 months after the Change in Control, then the vesting of those assumed Stock Awards or substituted stock awards and the time during which such awards may be exercised will accelerate. If the surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for such Stock Awards, then (i) the vesting of Stock Awards held by persons still serving the Company or an affiliate (whether as an employee, director or consultant) and the time during which such Stock Awards may be exercised will accelerate prior to the Change in Control and those Stock Awards will terminate if not exercised after such acceleration and at or prior to the Change in Control; and (ii) all other Stock Awards outstanding under the Equity Incentive Plan will terminate if not exercised prior to the Change in Control. Persons whose services are terminated (other than for cause, disability or death) by the Company within the 60 days prior to a Change in Control also receive full vesting of their Stock Awards.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the Equity Incentive Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Equity Incentive Plan will terminate on March 7, 2008.

     The Board may also amend the Equity Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Equity Incentive Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act); (ii) increase the number of shares reserved for Stock Awards; or (iii) change any other provision of the Equity Incentive Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 of the Exchange Act or the requirements of Section 422 of the Code, or Nasdaq or securities exchange listing requirements to which the Company is then subject.

RESTRICTIONS ON TRANSFER

     Under the Equity Incentive Plan, Stock Awards granted are generally non-transferable, with certain exceptions for transfers pursuant to a will or the laws of descent and distribution, or, excepting incentive stock options, pursuant to a domestic relations order. However, the Equity Incentive Plan permits the Board to grant nonstatutory stock options that are more broadly transferable.

FEDERAL INCOME TAX INFORMATION

     INCENTIVE STOCK OPTIONS. Incentive stock options under the Equity Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase or create the optionee's alternative minimum tax liability, if any.

     If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on the length of time the stock was held. Capital gains currently are generally subject to lower tax rates than ordinary income. The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum rate applicable to ordinary income or short-term capital gain is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Equity Incentive Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on the length of time the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     RESTRICTED STOCK AND STOCK BONUSES. Restricted stock and stock bonuses granted under the Equity Incentive Plan generally have the following federal income tax consequences:

     Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such capital gain or loss will be long-term or short-term depending on the length of time the stock was held from the date ordinary income was measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture under Section 16(b) of the Exchange Act.

     POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly-held corporation for compensation paid to a covered employee in a taxable year to the extent that non-performance-based compensation paid to such a covered employee exceeds $1 million. It is possible that compensation attributable to Stock Awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. Treasury regulations issued under Section 162(m) of the Code provide that compensation attributable to stock options will qualify as performance-based compensation if: (i) the Equity Incentive Plan contains a per-employee limitation on the number of shares for which stock options may be granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Restricted stock and stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

     ERISA. The Equity Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                   PROPOSAL 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1989. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the ownership of RiboGene common stock as of February 28, 1999 by: (i) each stockholder who is known by RiboGene to own beneficially more than 5% of RiboGene common stock;
(ii) each named executive officer of RiboGene; (iii) each director of RiboGene; and (iv) all directors and executive officers of RiboGene as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER      PERCENT
                  ------------------------                    ---------    -------
Dr. Lindsay Rosenwald(2)....................................  1,235,948     19.17%
  787 Seventh Avenue
  New York, NY 10019
Abbott Laboratories.........................................    682,495     11.80%
  100 Abbott Park Road
  Abbott Park, IL 60064
The Aries Trust(3)..........................................    487,343      8.26%
  787 Seventh Avenue
  New York, NY 10019
Digby Barrios(4)............................................      3,034          *
Charles J. Casamento(5).....................................    433,799      7.09%
Laura S. Lehman(6)..........................................    153,247      2.60%
Timothy E. Morris(7)........................................    151,879      2.57%
Frank J. Sasinowski.........................................          0          *
Jon S. Saxe.................................................      3,034          *
Roger G. Stoll, Ph.D........................................          0          *
All executive officers and directors as a group (7
  persons)(8)...............................................    744,993     11.73%

---------------
 *  Less than one percent

(1) Calculated in accordance with Rule 13d-3 promulgated under the Exchange Act based on 5,783,956 shares of capital stock outstanding as of February 28, 1999.

(2) Includes 480,378 shares issuable upon exercise of outstanding Placement Agent Unit Options, 368,596 shares held by The Aries Trust and 202,870 shares by the Aries Fund. Also includes 118,747 shares issuable upon exercise of outstanding Class A Warrants and Placement Agent Unit Options held by The Aries Trust and 65,357 shares issuable upon exercise of Class A Warrants and Placement Agent Unit Options held by the Aries Fund. Dr. Rosenwald is the general partner of the Aries Fund and the investment manager to The Aries Trust. Dr. Rosenwald disclaims beneficial ownership of the securities held by the Aries Fund and The Aries Trust, except to the extent of his pecuniary interest therein, if any.

(3) Includes 118,747 shares issuable upon the exercise of Class A Warrants and Placement Agent Unit Options.

(4) Consists of options to purchase 3,034 shares exercisable within 60 days of February 28, 1999.

(5) Includes 7,274 shares held by various family members of Mr. Casamento that Mr. Casamento may be deemed to beneficially own; 58,512 shares subject to repurchase as of February 28, 1999; and options to purchase 333,717 shares exercisable within 60 days of February 28, 1999.

(6) Includes 31,674 shares subject to repurchase as of February 28, 1999 and options to purchase 115,931 shares exercisable within 60 days of February 28, 1999.

(7) Includes 32,790 shares subject to repurchase as of February 28, 1999 and options to purchase 114,382 shares exercisable within 60 days of February 28, 1999.

(8) See footnotes(4) - (7).

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31 1998, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Each non-employee director of the Company receives a per meeting fee of $2,000. In the fiscal year ended December 31, 1998, the total compensation paid to non-employee directors was $20,500. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

     Each non-employee director of the Company also receives stock option grants under the 1997 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Code) are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

     Option grants under the Directors' Plan are non-discretionary. Each member of the Company's Board of Directors who is not an employee of the Company shall be automatically granted, on the date of his initial election or appointment to the Board, an option to purchase 10,000 shares of Common Stock of the Company. Thereafter, immediately following the Annual Meeting of Stockholders each year (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least six months or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 2,500 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. An initial option grant under the Directors' Plan shall become exercisable in four (4) equal annual installments measured from the date of grant, commencing on the one (1)-year anniversary of the date of grant of the option. An annual grant under the Directors' Plan shall become exercisable one (1) year from the date of grant, provided that, with respect to any grant under the Directors' Plan, the optionee has, during the entire period prior to such vesting installment date, continuously served as a non-employee director. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

     In the last fiscal year, the Company granted two stock options, each for 10,000 shares, to two new non-employee directors of the Company at an exercise price per share of $5.63. The Company also granted two stock options, each for 6,965 shares, to two continuing non-employee directors of the Company, at an exercise price per share of $5.63. All grants were made pursuant to the Equity Incentive Plan. The fair market value of the Company's Common Stock on the date of the grants was $6.625 per share (based on the closing sales price reported on the American Stock Exchange for the date of grant). As of February 28, 1999, none of these options had been exercised.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table shows, for the fiscal years ended December 31, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the Company's executive officers at December 31, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                                 ANNUAL          ----------------------------
                                            COMPENSATION(1)       RESTRICTED     SECURITIES      ALL OTHER
                                FISCAL    --------------------      STOCK        UNDERLYING     COMPENSATION
 NAME AND PRINCIPAL POSITION     YEAR     SALARY($)   BONUS($)   AWARDS($)(3)   OPTIONS(#)(4)    ($)(1)(2)
 ---------------------------    -------   ---------   --------   ------------   -------------   ------------
Charles J. Casamento..........   1998      325,000     250,000      125,000        450,000         66,825
  President, Chief Executive     1997      325,000      50,000           --         17,136         66,407
  Officer and Chairman of        1996      275,000      80,000           --          9,374         65,750
  the Board
Laura S. Lehman...............   1998      170,700      49,675       75,000        150,000             --
  Vice President of Research     1997      160,000          --           --         14,280             --
                                 1996      140,000      35,000           --          1,785         39,195
Timothy E. Morris.............   1998      173,800      45,000       75,000        159,000             --
  Vice President, Finance &      1997      162,100      40,525           --          6,069             --
  Administration, Chief
  Financial                      1996      142,100          --           --          5,355             --
  Officer and Assistant
  Secretary

---------------
(1) In accordance with the Commission rules, other annual compensation in the form of perquisites and other personal benefits has been omitted where the aggregate amount of such perquisites and other personal benefits constitutes less than the lesser of $50,000 or 10% of the total annual salary and bonus for the named executive officer for the fiscal year.

(2) The amounts for Mr. Casamento reflect, in fiscal year 1998, $47,775 in loan forgiveness and $19,050 paid by the Company for life insurance and disability insurance premiums; in fiscal year 1997, $47,613 in loan forgiveness and $18,794 paid by the Company for life insurance and disability premiums; and, in fiscal year 1996, $47,193 in loan forgiveness and $18,557 paid by the Company for life insurance and disability insurance premiums. The amounts for Ms. Lehman in fiscal year 1996 reflect $37,247 in relocation costs and $1,948 in medical insurance coverage.

(3) The amounts represent restricted stock bonus awards with vesting provisions that are tied to performance-based conditions and subject to milestone vesting. Of the awards, 50,000, 30,000 and 30,000 shares of common stock, respectively, to Messrs. Casamento and Morris and Dr. Lehman reflect a per share price of $2.50, the closing per share price on December 21, 1998, the date the shares were granted.

(4) Includes options to purchase 200,000, 69,000 and 60,000 shares granted to Messrs. Casamento and Morris and Dr. Lehman, respectively, and options subject to performance based milestones to purchase 250,000, 90,000 and 90,000, shares granted to Messrs. Casamento and Morris and Dr. Lehman, respectively.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended December 31, 1998.

                                     INDIVIDUAL GRANTS
                           -------------------------------------                       POTENTIAL
                                         PERCENTAGE                               REALIZABLE VALUE AT
                           NUMBER OF      OF TOTAL                                   ASSUMED ANNUAL
                           SECURITIES     OPTIONS                                 RATES OF STOCK PRICE
                           UNDERLYING    GRANTED TO    EXERCISE                       APPRECIATION
                            OPTIONS      EMPLOYEES      OR BASE                    FOR OPTION TERM(3)
                            GRANTED      IN FISCAL       PRICE      EXPIRATION    --------------------
          NAME                (#)         1998(1)      ($/SH)(2)       DATE        5%($)      10%($)
          ----             ----------    ----------    ---------    ----------    -------    ---------
Charles J. Casamento.....   200,000         14.2%        5.63        06/04/08     708,135    1,794,554
                            250,000         17.8%        2.50        12/21/08     393,059      996,089
Laura S. Lehman, Ph.D....    60,000          4.3%        5.63        06/04/08     212,441      538,366
                             90,000          6.4%        2.50        12/21/08     141,501      358,592
Timothy E. Morris........    69,000          4.9%        5.63        06/04/08     244,307      619,121
                             90,000          6.4%        2.50        12/21/08     141,501      358,592

---------------
(1) Based on options to purchase 1,405,329 shares of Common Stock granted to employees in fiscal 1998.

(2) The exercise price is equal to 85% to 100% of the fair market value of the Common Stock at the date of grant, as determined by the Board of Directors at the time of grant.

(3) The potential realizable value is calculated based on the term of the option at the time of grant (ten years). Stock price appreciation of five percent and ten percent is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent the Company's prediction of the stock price performance. The potential realizable value is calculated by assuming that the fair value of the Common Stock at the date of the grant, as determined by the Board of Directors, appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

     In 1998, no shares of Common Stock were purchased by Mr. Casamento, Dr. Lehman and Mr. Morris, pursuant to purchase rights granted under the 1993 Stock Plan and the 1997 Equity Incentive Plan.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                     AND FISCAL YEAR-END 1998 OPTION VALUES

     In 1998, no options for shares of Common Stock were exercised by Mr. Casamento, Dr. Lehman and Mr. Morris, pursuant to purchase rights granted under the 1993 Stock Plan and the 1997 Equity Incentive Plan.

EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL AGREEMENTS

     In May 1993, the Company entered into an employment agreement with Charles
J. Casamento, President, Chief Executive Officer and Chairman of the Board of Directors of the Company. The agreement provides for an annual base salary of $200,000, subject to annual review. On the first day of his employment and on the first and second anniversary of his employment, the Company loaned Mr. Casamento $40,000 (for a total of $120,000) in the form of three-year notes with interest rates of 3.62%, 5.63% and 5.97% per annum, respectively. These loans were made in connection with cost-of-living adjustments and could be forgiven, at the election of the Board of Directors, for so long as Mr. Casamento remained employed by the Company. In addition, in October 1993, the Company provided Mr. Casamento with a bridge loan in the aggregate amount of $250,000, which loan subsequently was repaid by Mr. Casamento in October 1994. The $40,000 loan due in 1996 was forgiven by the Board. In 1997 the Board approved a bonus of up to $150,000 to be paid to Mr. Casamento in the event of a merger or an initial public offering of the Company's Common Stock, and up to an additional $150,000 for the achievement of specific goals ($50,000 per goal). In 1997 the Board paid Mr. Casamento $50,000 in connection with the Company's private placement of Series F Preferred Stock and forgave the $40,000 loan due in 1997. In 1998, the Board paid Mr. Casamento a bonus of $150,000 upon the closing of the Company's initial public offering of its Common Stock, a bonus of $50,000 for execution of collaboration with Dainippon Pharmaceuticals for joint discovery of antibacterial compounds, and a bonus of $50,000 for execution of the collaboration with Roberts Pharmaceuticals for marketing of Emitasol in North America. The Board also forgave Mr. Casamento's final $40,000 loan.

     In July 1995, the Company entered into a Change of Control agreement with Mr. Casamento that provides for certain severance benefits in the event his employment is involuntarily terminated other than for "cause" at any time within 12 months after, or in contemplation of, a Change of Control (defined as a reorganization in which the current stockholders hold less than a 50% ownership interest in the surviving entity consummated without the approval of the Board of Directors, a sale of all or substantially all of the Company's assets, a liquidation of the Company or a transaction in which more than half of the Company's Board of Directors is replaced). Severance benefits include a lump-sum payment equal to 12 months' salary and the continued payment of medical benefits during the 12 months following termination. In addition, all loans issued by the Company to Mr. Casamento will be forgiven automatically upon a Change of Control. The Change of Control agreement also provides that all options held by Mr. Casamento will immediately vest, and the exercise period of such options will be extended to a date one year from the earlier of the termination date or the date upon which any relevant lock-up agreements expire.

     In July 1995, the Company also entered into Change of Control agreements with Dr. Lehman and Mr. Morris that provide for certain severance benefits in the event their employment is terminated, other than for cause, at any time within 12 months after, or in contemplation of, a Change of Control. Severance benefits payable to Dr. Lehman and Mr. Morris include a lump-sum payment equal to six months' salary and continuation of certain medical benefits for the six-month period following termination. Dr. Lehman and Mr. Morris will receive an additional six months of vesting on their stock options, and the exercise term of such options will extend to 12 months from the earlier of the termination date or the expiration of any relevant lock-up agreements.

     Pursuant to an agreement between the Company and Mr. Morris, dated June 30, 1995, in the event that Mr. Morris's employment with the Company is involuntarily terminated, he is entitled to continue to receive his then current salary for a period of six months after the termination date.

     The Company also has entered into letter agreements with Dr. Lehman and Mr. Morris, providing each with a bonus payment of 25% of their annual salary upon the achievement of certain objectives.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the formation of the Compensation Committee in March 1997, the Board of Directors made all determinations with respect to executive officer compensation. Of the directors who participated in deliberations concerning executive officer compensation, either prior to the formation of the Compensation Committee or in their capacity as a member of the Compensation Committee, none have served as officers of the Company other than Mr. Casamento, who has served as President and Chief Executive Officer of the Company since June 1993. Certain of the Company's directors have purchased securities of the Company individually or through an affiliated entity.

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
                          OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

RESPONSIBILITIES AND COMPOSITION OF THE COMMITTEE

     The Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board") is responsible for (i) recommending the type and level of compensation for directors, officers and employees of the Company, and (ii) administering the Company's equity incentive Equity Incentive Plans. The Committee is also responsible for reviewing the performance of the Company's executive officers. Compensation for directors, officers and employees of the Company are approved by the Board.

     The Committee is composed of three members of the Board: Roger G. Stoll, Frank J. Sasinowski and Jon S. Saxe. Messrs. Saxe and Sasinowski and Dr. Stoll have never served as employees of the Company or its subsidiaries.

     This report describes the philosophy that underlies the components of the Company's executive compensation programs. It also describes the details of the key elements of such programs, as well as the rationale for compensation paid to the Company's Chief Executive Officer and its officers in general.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     The Committee believes that all officers and employees should be compensated based on their contribution to the Company and to building sustainable long-term value for the Company's stockholders. In determining specific compensation programs, the Committee considers individual and group performance, including successful achievement of business, management and research objectives, and maintenance of strong relationships with the firm's collaborators. The Committee strives to design compensation programs that will tie individual rewards to the Company's success and align interests between officers, employees and stockholders of the Company. The Committee also strives to design compensation programs that help retain its officers and employees and encourage personal and professional development and growth.

     COMPENSATION OF OFFICERS GENERALLY

     Officer compensation programs typically consist of four components: base salaries, bonuses, equity incentives and other compensation. Base salaries are established on the basis of the officer's experience, salary history and contribution to the Company. Bonuses are established on the basis of individual achievement of established objectives and overall corporate performance. Equity incentives typically consist of stock purchases and stock option grants under the Company's equity incentive Plans. Stock options are granted as inducements to employment with the Company, to aid in retention and to align the interest of such officers with those of the Company's stockholders. Other compensatory components typically consist of loans granted to officers in connection with purchases of shares of the Company's common stock under the Company's equity incentive Plans, relocation expenses, insurance premiums and similar payments. All components are evaluated annually to ensure that such components are appropriate and consistent with the strategic business objectives of the Company, corporate culture, and with enhancing stockholder value.

     BASE SALARY

     Base salaries for the Company's officers are established at competitive levels according to the salaries attributable to comparable positions at comparable companies within the healthcare, management consulting and information services industries. The Committee reviews the base salary of each officer annually. The Committee considers each officer's level of responsibility, experience and overall contribution to the Company. The Committee also considers equity and fairness in setting the base salary of its officers. In making salary recommendations, the Committee exercises discretion based on the foregoing criteria. The Committee does not apply a specific formula to determine the weight of each factor considered.

     BONUSES

     Bonuses for the Company's officers are determined based on the attainment of specific business, management and research objectives. These objectives vary depending upon the position or role of the individual officer. The Committee also considers each officer's contribution to the Company's financial performance and organizational growth. The Board establishes specific objectives for each officer the beginning of each year.

     STOCK OPTIONS AND OTHER EQUITY INCENTIVES

     The Committee administers the following equity incentive Plans for the
Company: (i) the 1997 Equity Incentive Plan, (ii) the 1997 Non-Employee Directors' Stock Option Plan and (iii) the 1993 Stock Option Plan (collectively, the "Plans"). The Company's officers can receive stock option grants and other equity-based incentives under the 1997 Equity Incentive Plan and the 1993 Stock Option Plan. The Company's officers may also receive non-statutory stock option grants that are not pursuant to any of the Company's Plans.

     Options to purchase shares of the Company's Common Stock are granted as incentives to the Company's officers to aid in the retention of such officers and to align the interests of such officers with those of the stockholders.

     The Committee grants incentive stock options to officers and employees of the Company. Options granted during 1998 were granted at a price equal to 85% to 100% of the fair market value of the Company's common stock on the date of grant.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides in general that companies may not deduct in any taxable year compensation in excess of $1,000,000 paid to any Named Executive Officer, except to the extent such excess constitutes performance-based compensation. In order for incentive compensation to qualify as performance based compensation under
Section 162(m), the Company's discretion to grant awards must be strictly limited. The Company does not currently intend to qualify its incentive compensation Equity Incentive Plans under Section 162(m). The policy of the Company is to qualify future compensation arrangements to ensure deductibility, except in those cases where stockholder value is maximized by an alternative approach.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Casamento's salary during 1998 as President and Chief Executive Officer was $325,000. Following the Committee's review of the Company's performance during 1998 and Mr. Casamento's performance during 1998, the Committee awarded Mr. Casamento a 1998 merit bonus of $250,000. In addition, the Committee has set Mr. Casamento's annual salary for 1999 at $341,250. In determining Mr. Casamento's 1998 bonus and 1999 salary, the Committee took into account (i) Mr. Casamento's recent performance as CEO of the Company, (ii) the scope of Mr. Casamento's responsibilities, and (iii) the Board's confidence in Mr. Casamento to lead the Company's continued development. As a reward for past service and an incentive for future performance, in December 1998 the Compensation Committee also granted Mr. Casamento an option to purchase 250,000 shares of Common Stock and a restricted stock bonus of 50,000 shares.

     The foregoing report has been approved by all of the members of the Committee.(1)

                                          THE COMPENSATION COMMITTEE

                                          Roger G. Stoll, Chairman
                                          Frank J. Sasinowski
                                          Jon S. Saxe

---------------
1 This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the total stockholder return as of December 31, 1998, on an investment of $100 in cash in (i) the Company's Common Stock, (ii) the Standard & Poor's 500 Index (the "S&P 500") and (iii) the Standard & Poor's Biotechnology Index (the "S&P Biotech").

                 COMPARISON OF 7 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG RIBOGENE, INC., THE S & P 500 INDEX
                       AND THE S & P BIOTECHNOLOGY INDEX

                                                     RIBOGENE, INC.                 S & P 500              S & P BIOTECHNOLOGY
                                                     --------------                 ---------              -------------------
5/28/98                                                    100                         100                         100
12/31/98                                                    39                         112                         175

        * $100 INVESTED ON 5/28/98 IN STOCK OR ON 4/30/98
          IN INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS.
          FISCAL YEAR ENDING DECEMBER 31.

CERTAIN TRANSACTIONS

     In July 1993, Mr. Casamento purchased an aggregate of 10,710 shares of Common Stock. In March 1994, August 1996 and March 1997, Mr. Casamento purchased an aggregate of 30,794 shares of Common Stock pursuant to purchase rights issued under the 1993 Stock Plan. In payment for such Common Stock, Mr. Casamento issued promissory notes to the Company in the aggregate principal amount of $108,293. Such notes accrue interest at 5.47%, 5.29%, 6.73% and 6.32% per annum, respectively. As of January 26, 1999, $95,992 of the aggregate principal amount of such notes remained outstanding plus an aggregate of $19,974 accrued interest. At the January 26, 1999 Board of Directors Meeting, the notes were forgiven in consideration of services previously rendered, and Mr. Casamento has no further obligations to the company with respect to such notes, provided that Mr. Casamento shall be liable for all income taxes payable with respect to such forgiveness of such notes.

     In October 1996 and March 1997, Dr. Lehman purchased an aggregate of 3,927 shares of Common Stock pursuant to purchase rights issued under the 1993 Stock Plan. In payment for such Common Stock,

---------------
1 This Section is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Dr. Lehman issued promissory notes to the Company in the aggregate principal amount of $12,375. Such notes accrue interest at 6.61% and 6.32% per annum, respectively. As of January 26, 1999, $12,375 of the aggregate principal amount of such notes remained outstanding plus an aggregate of $1,801 accrued interest. At the January 26, 1999 Board of Directors Meeting, the notes were forgiven in consideration of services previously rendered, and Dr. Lehman has no further obligations to the company with respect to such notes, provided that Dr. Lehman shall be liable for all income taxes payable with respect to such forgiveness of such notes.

     In October 1996 and March 1997, Mr. Morris purchased an aggregate of 7,497 shares of Common Stock pursuant to purchase rights issued under the 1993 Stock Plan. In payment for such Common Stock, Mr. Morris issued promissory notes to the Company in the aggregate principal amount of $23,625. Such notes accrue interest at 6.73% and 6.32% per annum, respectively. As of January 26, 1999, $23,625 of the aggregate principal amount of such notes remained outstanding plus an aggregate of $3,836 accrued interest. At the January 26, 1999 Board of Directors Meeting, the notes were forgiven in consideration of services previously rendered, and Mr. Morris has no further obligations to the company with respect to such notes, provided that Mr. Morris shall be liable for all income taxes payable with respect to such forgiveness of such notes.

     In July 1994, Mr. Saxe purchased an aggregate of 3,034 shares of Common Stock pursuant to purchase rights issued under the 1993 Stock Plan. In payment for such Common Stock, Mr. Saxe issued a promissory note to the Company in the principal amount of $12,750. Such notes accrue interest at 6.72% per annum. As of January 26, 1999, $12,750 of the aggregate principal amount of such notes remained outstanding plus an aggregate of $4,409 accrued interest. At the January 26, 1999 Board of Directors Meeting, the notes were forgiven in consideration of services previously rendered, and Mr. Saxe has no further obligations to the Company with respect to such notes, provided that Mr. Saxe shall be liable for all income taxes payable with respect to such forgiveness of such notes.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          LOGO
                                          Alan C. Mendelson
                                          Secretary

Hayward, California
April 16, 1999

                                 RIBOGENE, INC.

                              26118 RESEARCH ROAD
                           HAYWARD, CALIFORNIA 94545

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1999

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                       OF RIBOGENE, INC. (THE "COMPANY")

     The undersigned hereby appoints Charles J. Casamento and Timothy E. Morris, and each of them or their designee(s), with full power of substitution, to act as attorneys and proxies of the undersigned, to vote all of the shares of the Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting"), to be held at the New York Palace Hotel, 455 Madison Avenue, New York, New York, on Monday, May 17, 1999 at 9:30 a.m. local time, and at any and all adjournments or postponements thereof, with all of the powers which the undersigned would possess if personally present, upon and in respect of the following proposal and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The proposal referred to herein is described in detail in the accompanying joint proxy statement/prospectus.

     THE SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED, IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS SIGNED PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
                                                                     -----------
                                                                     SEE REVERSE
                                                                        SIDE
                                                                     -----------

     PLEASE MARK
[ ]  VOTES AS IN
     THIS EXAMPLE

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTPAID RETURN ENVELOPE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.

1.  To elect as director        FOR  WITHHELD    NOMINEES: Charles J. Casamento
    the nominees listed at      [ ]    [ ]                 Digby W. Barrios
    right (except as marked                                Frank J. Sasinowski
    to the contrary below)                                 Jon S. Saxe
                                                           Roger G. Stoll, Ph.D.

    (INSTRUCTIONS: TO WITHHOLD THE AUTHORITY TO VOTE FOR ONE INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

    ----------------------------------------------------------------------------

                                                          FOR  WITHHELD  ABSTAIN
2.  To approve the amendment of RiboGene's 1997 Equity    [ ]    [ ]       [ ]
    Incentive Plan to increase the aggregate number of shares of Common Stock authorized for issuance thereunder from 800,000 to 1,500,000 shares.

3.  To ratify the Board of Director's selection of        FOR  WITHHELD  ABSTAIN
    Ernst & Young LLP as the Company's independent        [ ]    [ ]       [ ]
    accountants for the fiscal year ending
    December 31, 1999.

4.  To transact such other business as may properly       FOR  WITHHELD  ABSTAIN
    come before the RiboGene annual meeting or any        [ ]    [ ]       [ ]
    adjournment or postponement thereof.

                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                     "FOR" THE ABOVE LISTED PROPOSITIONS.

                                          SHOULD THE UNDERSIGNED BE PRESENT AND
                                     ELECT TO VOTE AT THE MEETING, OR AT ANY
                                     ADJOURNMENTS THEREOF, AND AFTER
                                     NOTIFICATION TO THE SECRETARY OF THE
                                     COMPANY AT THE MEETING OF THE STOCKHOLDER'S
                                     DECISION TO TERMINATE THIS PROXY, THE POWER
                                     OF SAID ATTORNEYS AND PROXIES SHALL BE
                                     DEEMED TERMINATED AND OF NO FURTHER FORCE
                                     AND EFFECT. THE UNDERSIGNED MAY ALSO REVOKE
                                     THIS PROXY BY FILLING A SUBSEQUENTLY DATED
                                     PROXY OR BY WRITTEN NOTIFICATION TO THE
                                     SECRETARY OF THE COMPANY OF HIS OR HER
                                     DECISION TO TERMINATE THIS PROXY.

                                          THE UNDERSIGNED ACKNOWLEDGES RECEIPT
                                     FROM THE COMPANY PRIOR TO THE EXECUTION OF
                                     THIS PROXY OF A NOTICE OF ANNUAL MEETING OF
                                     STOCKHOLDERS, A PROXY STATEMENT DATED APRIL
                                     9, 1999, AND THE 1999 ANNUAL REPORT.


SIGNATURE(S):                                               DATE:
             ----------------------------------------------      ---------------

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership named by authorized person.